Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of NORDSTROM, INC., a Washington corporation (the “Company”) does hereby constitute and appoint ROBERT E. CAMPBELL and ROBERT B. SARI, or either of them, his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the Trunk Club Newco, Inc. 2010 Equity Incentive Plan and shares of Common Stock issuable in satisfaction of certain assumed and converted options originally granted under such Plan, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director of the Company, any such Form S-8 and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 20th day of August 2014.

/s/ Phyllis J. Campbell	/s/ Michelle M. Ebanks
Phyllis J. Campbell	Michelle M. Ebanks
Director	Director

/s/ Enrique Hernandez, Jr.	/s/ Robert G. Miller
Enrique Hernandez, Jr.	Robert G. Miller
Chairman and Director	Director

/s/ Philip G. Satre	/s/ Brad D. Smith
Philip G. Satre	Brad D. Smith
Director	Director

/s/ B. Kevin Turner	/s/ Robert D. Walter
B. Kevin Turner	Robert D. Walter
Director	Director

/s/ Alison A. Winter
Alison A. Winter
Director